Exhibit 3

                                     BYLAWS

                                       OF

                 PROVIDENT COMMUNITY BANK, NATIONAL ASSOCIATION


                                    ARTICLE I

                                   Home Office

         The home office of Provident Community Bank, National Association (herein the " Bank") shall be at 203 West Main Street, Union, South Carolina. The Bank may also have offices at such other places within or without the State of South Carolina, as the board of directors shall from time to time determine.


                                   ARTICLE II

                                  Shareholders

         SECTION 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Bank or at such other place within or without the State in which the home office of the Bank is located as the board of directors may determine and as designated in the notice of such meeting.

         SECTION 2. Annual Meeting. A meeting of the shareholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held annually at such date and time as the board of directors may determine. When any annual meeting falls upon a legal holiday in the state in which the Bank is located, the meeting shall be held on the next following banking day. If no election is held on the day fixed or in the event of a legal holiday on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding.

         SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the majority of the board of directors or by a committee of the board of directors.

         SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

         SECTION 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his or her duties, not less than ten (10) days nor more than sixty (60) days before the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in
Section 6 of this Article II, with postage thereon prepaid. If a shareholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such shareholder shall be unnecessary. When any shareholders' meeting, either annual or special, is adjourned for thirty
(30) days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days, or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than sixty (60) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7. Voting Lists. The officer or agent, having charge of the stock transfer books for shares of the Bank shall keep a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record shall be kept on file at the principal office of the Bank, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

         SECTION 8. Quorum. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact, but no officer or employee of this Bank shall act as proxy. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.

         SECTION 10. Voting. At each election for directors, every shareholder entitled to vote at such election shall be entitled to as many votes as the number of directors to be elected multiplied by the number of shareholders' shares. The shareholder may cast all these votes for one candidate or distribute the votes among as many candidates as the shareholder chooses. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her. Unless otherwise provided in the Articles of Association, by Statute, or by these Bylaws, the approval of shareholders owning a majority voting interest in outstanding stock is required pass on a transaction or matter.

         SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Bank, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one (1) or three
(3). If the board of directors so appoints either one (1) or three (3) inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         SECTION 14. Nominating Committee. Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the Bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Bank, shall be made in writing and shall be delivered or mailed to the president of the Bank not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors, provided that, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the Bank no later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1) The name and address of each proposed nominee.

(2) The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the Bank that will be voted for each proposed nominee.

(4) The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the Bank owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

         SECTION 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Bank in accordance with the provisions of the Bank's Articles of Association. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Bank's Articles of Association.

         SECTION 16. Informal Action By Shareholders. Any action required or permitted to be taken by shareholders at a meeting may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.


                                   ARTICLE III

                               Board of Directors

         SECTION 1. General Powers. The business and affairs of the Bank shall be under the direction of its board of directors. The board of directors may also elect a chairman of the board from among its members. The board of directors shall designate, when present, either the chairman of the board or the president to preside at its meetings.

         SECTION 2. Number, Term and Election. The board of directors shall consist of no less than five (5) nor more than twenty-five (25) persons and shall be divided into three (3) classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. One (1) class shall be elected by ballot annually.

         SECTION 3. Qualification. Each director shall at all times be the beneficial owner of director's qualifying shares as provided in the Articles of Association.

         SECTION 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

         SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board or the president, or by one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place in the State of South Carolina as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of directors may participate in special and regular meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but directors will not receive any compensation for participation in meetings by conference telephone.

         SECTION 6. Notice. Written notice of any special meeting shall be given to each director at least two (2) days previous thereto delivered personally or by telegram or at least five (5) days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. Quorum. A majority of the number of the entire board of directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

         SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Association, or by law. A director may not vote by proxy.

         SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the board of directors, the chairman of the board or the Bank. Unless otherwise specified in the notice, such resignation shall take effect upon receipt thereof by the board of directors, the chairman of the board or the Bank.

         SECTION 11. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose.

         A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         SECTION 12. Removal of Directors. Any director or the entire board of directors may be removed only in accordance with the provisions of the Bank's Articles of Association.

         SECTION 13. Compensation. Directors, as such, may receive a stated fee for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the Bank in any other capacity and receiving remuneration therefore.

         SECTION 14. Presumption of Assent. A director of the Bank who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

         SECTION 15. Advisory Directors. The board of directors may by resolution appoint honorary or advisory directors to the board, and shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Honorary or advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business and shall not be counted to determine the number of directors of the Bank, or the presence of a quorum for any board action, and shall not be required to own qualifying shares.

         SECTION 16. Age Limitation. No person of an age seventy-two (72) years or older will be eligible for election, reelection, appointment or reappointment to the board of directors of the Bank. No director shall serve as such following the day of his or her seventy-second (72nd) birthday. Notwithstanding the foregoing, persons appointed to the board of directors shall not be subject to the foregoing age limitation if they are so appointed in accordance with the requirements of a business combination agreement into which the Bank has entered with an unrelated third party.

                                   ARTICLE IV

                      Committees of the Board of Directors

         The board of directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Bank, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one (1) or more directors of the Bank. The board may designate one
(1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Bank provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Bank. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.


                                    ARTICLE V

                                    Officers

         SECTION 1. Positions. The officers of the Bank shall be a president, one (1) or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president must be a member of the board of directors and shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one (1) or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. Election and Term of Office. The officers of the Bank shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Bank to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

          SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Bank.


                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits

         SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Bank's Articles of Association or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees or agents of the Bank in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. Deposits. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any of its duly authorized depositories as the board of directors may select.

                                   ARTICLE VII

                   Certificates for Shares and Their Transfer

         SECTION 1. Certificates for Shares. The shares of the Bank shall be represented by certificates signed by the chairman of the board of directors or by the president or a vice president and by the treasurer or by the secretary of the Bank, and must be sealed with the seal of the Bank. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Bank itself or an employee of the Bank. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the date of its issue.

         SECTION 2. Form of Share Certificates. Each certificate representing shares shall state upon the face thereof: the name and location of the Bank; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate and, if the Bank shall issue stock of more than one class, the respective rights, preferences, privileges, voting rights, powers, restrictions, limitations and qualifications in summary or in full on the front or back of the certificate or shall be incorporated by reference to the Articles of Association set froth on the front of the certificate. Other matters in regard to the form of the certificates shall be determined by the board of directors. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Bank properly endorsed.

          SECTION 3. Payment for Shares. No certificate shall be issued for any shares until such share is fully paid.

         SECTION 4. Form of Payment for Shares. The consideration for the issuance of shares shall not be less than their par value per share. The consideration for the issuance of the shares shall be cash, services rendered, real or personal property (tangible or intangible) (to the extent the Bank has authority to invest in such property), or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive.

         SECTION 5. Transfer of Shares. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner thereof for all purposes.

         SECTION 6. Stock Ledger. The stock ledger of the Bank shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the Bank, or to vote in person or by proxy at any meeting of shareholders.

         SECTION 7. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Bank alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Bank a bond in such sum as it may direct as indemnity against any claim that may be made against the Bank with respect to the certificate alleged to have been lost, stolen, or destroyed.

         SECTION 8. Beneficial Owners. The Bank shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Bank shall have express or other notice thereof, except as otherwise provided by law.


                                  ARTICLE VIII

                            Miscellaneous Provisions

          SECTION 1. Fiscal Year. The fiscal year of the Bank shall end on the 31st day of December of each year.

          SECTION 2. Corporate Governance Procedures. To the extent not inconsistent with applicable federal banking statutes, the corporate governance procedures of the Delaware General Corporation Law, Del. Code Ann. tit. 8 (1991, as amended 1994, and as amended thereafter) will be followed.

          SECTION 3. Indemnification. The Bank may make or agree to make indemnification payments to an institution-affiliated party, as defined at 12 U.S.C. 1813(u), for an administrative proceeding or civil action initiated by any federal banking agency, that are reasonable and consistent with the requirements of 12 U.S.C. 1828(k) and its implementing regulations.

         The Bank may indemnify an institution-affiliated party, as defined at 12 U.S.C. 1813(u), for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, in accordance with Delaware General Corporation Law, Del. Code Ann. tit. 8 (1991, as amended 1994, and as amended thereafter), provided such payments are consistent with safe and sound banking practices.


                                   ARTICLE IX

                                    Dividends

         Subject to the provisions of the Articles of Association and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Bank's outstanding capital stock. Dividends may be paid in cash, in property or in the Bank's own stock.


                                    ARTICLE X

                                 Corporate Seal

         The corporate seal of the Bank shall be in such form as the board of directors shall prescribe.


                                   ARTICLE XI

                                     Bylaws

         SECTION 1.        Amendments.

         The Bylaws may be amended, altered, or repealed by action of the board of directors.




Effective as of  July 15, 2003.